As filed with the Securities and Exchange Commission on June 4, 1997

                                          Registration No. 333-_______



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                        ___________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                        ___________________________

                              MEDIMMUNE, INC.
          (Exact name of registrant as specified in its charter)

DELAWARE          35 West Watkins Mill Road     55-1555759
(State or other   Gaithersburg, Maryland 20878  (I.R.S. Employer
jurisdiction of   (Address of Principal         Identification
incorporation or  Executive Offices) (Zip       No.)
organization)     Code)

                        1993 Non-Employee Directors
                             Stock Option Plan
                         (Full Title of the Plan)

                         Wayne T. Hockmeyer, Ph.D.
                   Chairman and Chief Executive Officer
                              MedImmune, Inc.
                         35 West Watkins Mill Road
                       Gaithersburg, Maryland  20878
                  (Name and address of agent for service)

       Telephone number, including area code, of agent for service:
                              (301) 417-0770
            ___________________________________________________

                      CALCULATION OF REGISTRATION FEE

                                  Proposed     Proposed
Title of           Amount to be   maximum      maximum      Amount of
securities to be   registered     offering     aggregate    registration
registered                        price per    offering     fee
                                  share(1)     price(1)
--------------     ------------   ----------   -----------  ------------
Common Stock       250,000        $14.875      $3,718,750   $1,126.89
par value $.01    shares
per share

  (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's common stock on the Nasdaq Stock Market's National Market on May 28, 1997.

  There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1993 Non-Employee Directors Stock Option Plan.


                                PART I

Item 1.   PLAN INFORMATION.

     Not included pursuant to Form S-8 instructions.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not included pursuant to Form S-8 instructions.

                               PART II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed by MedImmune, Inc. (the "Company") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "Commission"):

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and the Company's Reports on Form 8-K dated January 8, February 3 and 6, March 10 and 20, April 8, 14, 15 and 28 and May 6, 13 and 19, 1997; and

          (3) the description of the common stock of the Company which is contained in the Company's registration statement on Form 8-A filed with the Commission on April 5, 1991 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and other documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article EIGHTH of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.   EXHIBITS.

     Exhibit
     Number              Description
     -------             ------------

               4.1 Restated Certificate of Incorporation of the Company, as amended
               4.2       By-Laws of the Company, as amended
               4.3       1993 Non-Employee Directors Stock Option Plan
               5.1 Opinion and Consent of Dewey Ballantine with respect to the legality of the securities being registered
               23.1 Consent of Dewey Ballantine (contained in their opinion filed herewith as Exhibit 5.1)
               23.2      Consent of Coopers & Lybrand L.L.P.
               24.1 Power of Attorney executed by certain officers and directors of the Company

Item 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on May 16, 1997.

                           Medimmune, Inc.


                           By:    /s/ Wayne T. Hockmeyer, Ph.D.
                           Name:     Wayne T. Hockmeyer, Ph.D.
                           Title:    Chairman and Chief Executive Officer


                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne T. Hockmeyer and David M. Mott, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                      Date

                                  Chairman, Chief Executive  May 16, 1997
  /s/ Wayne T. Hockmeyer, Ph.D.   Officer (Principal
Wayne T. Hockmeyer, Ph.D.         Executive Officer)

 /s/ David M. Mott                President and Chief        May 16, 1997
David M. Mott                     Operating Officer
                                 (Principal Accounting and
                                 Financial Officer)

 /s/ M. James Barrett             Director                   May 16, 1997
M. James Barrett

 /s/ James H. Cavanaugh           Director                   May 16, 1997
James H. Cavanaugh


 /s/ Lawrence C. Hoff             Director                   May 16, 1997
Lawrence C. Hoff

 /s/ Gordon S. Macklin            Director                   May 16, 1997
Gordon S. Macklin

 /s/ Franklin H. Top, Jr.         Director                   May 16, 1997
Franklin H. Top, Jr.

 /s/ Barbara Hackman Franklin     Director                   May 16, 1997
Barbara Hackman Franklin

                               EXHIBITS



  The following documents are filed as Exhibits hereto:

                                                    Sequential Page
Exhibit                                             No. or
Number             Description                      Incorporated by
                                                    Reference to:
4.1      Restated Certificate of Incorporation of   Page 10
         the Company, as amended
4.2      By-Laws of the Company, as amended         Exhibit 3.2 to the
                                                    Company's Form S-1
                                                    Registration
                                                    Statement No. 33-
                                                    39579 dated
                                                    March 22, 1991
4.3      1993 Non-Employee Directors Stock Option   Page 22
         Plan
5.1      Opinion and Consent of Dewey Ballantine    Page 34
         with respect to the legality of the
         securities being registered
23.1     Consent of Dewey Ballantine (contained in  --
         their opinion filed herewith as Exhibit
         5.1)
23.2     Consent of Coopers & Lybrand L.L.P.        Page 36
24.1     Power of Attorney of directors and         --
         certain officers of the Company (included in Signature Page)

                              MEDIMMUNE, INC.

                             _________________

                                 EXHIBITS

                                    for

                          REGISTRATION STATEMENT

                                    ON

                                 FORM S-8

                             _________________


               1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN